UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       September 7, 2007 (September 4, 2007)
L. B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (412) 928-3417
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement
     On September 4, 2007 the Dakota, Minnesota and Eastern Railroad (“DM&E”) entered into an Agreement and Plan of Merger (the “Agreement”) under which an indirect, wholly owned subsidiary of the Canadian Pacific Railway Company will be merged into the DM&E, with the DM&E being the surviving corporation. The Agreement is attached hereto and incorporated herein by reference.
     Under the terms of the Agreement, the DM&E’s current preferred stock, common stock and warrants to purchase common stock will be redeemed or cancelled in exchange for: (a) cash on the closing date; and (b) with respect to the common stock and warrants, future contingent payments based on (i) construction commencing on the Powder River Basin Expansion Project (“PRB”); and (ii) certain PRB tonnage thresholds being surpassed. The Canadian Pacific Railway Company has guaranteed the payment obligations of its subsidiaries engaged in the merger transaction and, for convenience, the Canadian Pacific Railway Company and these subsidiaries are hereafter collectively referred to as “CP”.
     The closing should occur within 30 — 60 days. The closing is subject to a variety of closing conditions.
     Registrant, through its wholly owned subsidiary (collectively “Registrant”), owns certain DM&E preferred stock, common stock and warrants. Immediately prior to the closing, all of the preferred stock (including accrued dividends) will be redeemed. Registrant estimates that it will receive approximately $25,650,000 from these redemptions and that approximately $8,250,000 of this amount will constitute pre-tax income.
     At closing, Registrant should receive approximately $125,900,000, prior to deduction of Registrant’s share of the $10,000,000 escrow amount, for both its DM&E common stock and its warrants to purchase DM&E common stock: substantially all of these proceeds should constitute pre-tax income. These figures are estimates since, among other matters, the purchase price is subject to adjustment based on a number of factors, including adjustments based on the DM&E’s working capital, debt and capital expenditures.
     In addition, CP is obliged to pay the DM&E’s former equity holders an aggregate of $350,000,000 (plus interest on such amount from the closing date to the earlier of the payment date and December 31, 2012 at a rate of 5% compounded annually and less any applicable withholding taxes), less, any amounts subject to setoff rights under the Agreement (after adjustment, the “Construction Milestone Payment”) upon the earlier of either (a) the issuance of a “notice(s) to proceed”, duly authorized, directly or indirectly, by CP’s board of directors in its sole discretion, under contracts for construction of any portion of the “New Construction”, as defined in the Agreement, line for which the maximum aggregate amount committed to be paid exceeds $500 million, or (b) CP or its affiliates, to the extent authorized by the CP’s board of directors in its sole discretion, causing the movement of more than 10,000 cubic yards of earth in connection with then “New Construction” line (collectively, the “Construction Conditions”). CP has agreed that, for either the issuance of the “notice(s) to proceed” or the movement of more than 10,000 cubic yards of earth in connection with the New Construction to take place, its board of directors must take formal action authorizing such activity. Notwithstanding the foregoing, if neither of the Construction Conditions has been satisfied prior to December 31, 2025, no such payment shall be payable. Registrant estimates that, prior to expenses and any offsets, it should receive approximately 12 1/4 % of the Milestone Payment.
     CP also shall cause the equity holders to receive certain payments (the “Coal Milestone Payments”) not to exceed $707,000,000 in the aggregate (plus an inflation adjustment accruing on each such amount from the Closing Date to the payment date at a rate of 2% compounded annually and less any applicable withholding taxes, and subject to various rights of setoff) if, prior to December 31, 2025, shipments of Powder River Basin coal over any portion of the New Construction line exceed certain tonnage targets (without rounding) for any calendar year as set forth below (the “Tonnage Condition”):

Tonnage Condition	Coal Milestone Payment

At least 40 million tons in any calendar year	$58,000,000 plus an inflation adjustment from the Closing Date at a rate of 2%, compounded annually (the “First Milestone Payment”)
At least 50 million tons in any calendar year	$60,000,000 plus an inflation adjustment from the Closing Date at a rate of 2% compounded annually (the “Second Milestone Payment”)

Tonnage Condition	Coal Milestone Payment

At least 60 million tons in any calendar year	$100,000,000 plus an inflation adjustment from the Closing Date at a rate of 2% compounded annually (the “Third Milestone Payment”)
At least 75 million tons in any calendar year	$164,000,000 plus an inflation adjustment from the Closing Date at a rate of 2% compounded annually (the “Fourth Milestone Payment”)
At least 100 million tons in any calendar year	$175,000,000 plus an inflation adjustment from the Closing Date at a rate of 2% compounded annually (the “Fifth Milestone Payment”)
At least l25 million tons in any calendar year	$150,000,000 plus an inflation adjustment from the Closing Date at a rate of 2% compounded annually (the “Sixth Milestone Payment”)

     Upon satisfaction of any Tonnage Condition (and payment of the corresponding Coal Milestone Payment), the equityholders will no longer be eligible to receive the Coal Milestone Payment corresponding to said Tonnage Condition. For purposes of illustration, in no event will CP be obligated to pay more than one of each of the First Milestone Payment, Second Milestone Payment, Third Milestone Payment, Fourth Milestone Payment, Fifth Milestone Payment and the Sixth Milestone Payment upon satisfaction of any Tonnage Condition. If during any calendar year the DM&E satisfies more than one Tonnage Condition that has not previously been satisfied, then CP shall make the corresponding Coal Milestone Payments for each such Tonnage Condition which has been satisfied through such time. Any tonnage that is under contract with either railroad (i.e., BNSF or Union Pacific Railroad, or their successors) serving the PRB (the “Incumbent Carriers”) and moves on an emergency basis via any portion of the lines that may be constructed or improved pursuant to the PRB Expansion (“Emergency Tonnage”) shall not be included in measuring whether a Tonnage Condition has been met. Any tonnage under contract with Incumbent Carrier(s) that is moved over any portion of the PRB Expansion for less than six months shall be assumed to be Emergency Tonnage, unless there is a preponderance of the evidence to the contrary. The terms and conditions of any agreement entered into after the closing date and related to the shipment of coal shall be determined by CP in its sole discretion.
     Registrant should receive, prior to expenses and any offsets, approximately 12 1/4% of any Coal Milestone Payment.
     Registrant sells to CP, from time to time, railroad related materials in the ordinary course of business.
Item 9.01   Exhibits

10.25	Agreement and Plan of Merger dated as of September 4, 2007 among Soo Line Holding Company, Soo Line Properties Company, Canadian Pacific Railway Company, Stockholder Representative and Dakota, Minnesota & Eastern Railroad Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date:   September 7, 2007

/s/ David J. Russo
David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number

10.25	Agreement and Plan of Merger dated as of September 4, 2007 among Soo Line Holding Company, Soo Line Properties Company, Canadian Pacific Railway Company, Stockholder Representative and Dakota, Minnesota & Eastern Railroad Corporation.